Exhibit 19

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                              12

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $11,034,635.99                    $0.00          $11,034,635.99
  Repurchased Loan Proceeds Related to Interest                           1,120.26                     0.00                1,120.26
                                                                          --------                     ----                --------
      Total                                                         $11,035,756.25                    $0.00          $11,035,756.25
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,511,890.47                     0.00            2,511,890.47
                                                                      ------------                     ----            ------------
      Total                                                          $2,511,890.47                    $0.00           $2,511,890.47
  Principal:
  Principal Collections                                             $75,891,082.71                    $0.00          $75,891,082.71
  Prepayments in Full                                                39,711,200.52                     0.00           39,711,200.52
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                         87,418.32                     0.00               87,418.32
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $115,689,701.55                    $0.00         $115,689,701.55
  Liquidation Proceeds                                                                                                $2,065,113.49
  Recoveries from Prior Month Charge-Offs                                                                                 94,385.70
                                                                                                                          ---------
      Total Principal Collections                                                                                   $117,849,200.74
  Principal Losses for Collection Period                                                                              $4,037,241.34
  Total Regular Principal Reduction                                                                                 $119,726,942.89
  Total Collections                                                                                                 $131,396,847.46



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $131,396,847.46
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $131,396,847.46






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                              12

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,630,867.90        $2,630,867.90                $0.00
   Amount per $1,000 of Original Balance               0.57                 0.57                 0.00





                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  1,626,270.69        1,626,270.69                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $8,301,470.69       $8,301,470.69                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $8,826,470.69       $8,826,470.69               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $119,939,508.87 Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount                  0.00
   Third Priority Distribution Amount          13,217,437.24
   Regular Principal Distribution Amount       96,316,071.88
                                               -------------
      Principal Distribution Amount          $109,533,509.12

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                        109,533,509.12
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $109,533,509.12

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $109,533,509.12

  Collections Released to Seller                         $10,405,999.75
  Reserve Release                                                 $0.00
  Total Available for Distribution          $131,396,847.46
  Total Distribution (incl. Servicing Fee)  $131,396,847.46

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



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                              12


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                70.71                    1.05                    71.76
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $24.34                   $1.84                   $26.19

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $23.86                   $1.92                   $25.79


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,861,611,958.24       0.6359138              $2,752,078,449.12        0.6115730

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                               633,611,958.24       0.4090458                 524,078,449.12        0.3383334
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,951,611,958.24       0.6430527              $2,842,078,449.12        0.6191892


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.14%                                           5.13%
  Weighted Average Remaining Maturity (WAM)              42.65                                           41.80
  Remaining Number of Receivables                      203,231                                         199,537
  Portfolio Receivable Balance               $3,157,041,484.68                               $3,037,314,541.79



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $6,316,071.88
  Specified Credit Enhancement Amount                                                                        $30,373,145.42
  Yield Supplement Overcollateralization Amount                                                             $188,920,020.79
  Target Level of Overcollateralization                                                                     $195,236,092.67

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                              12

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,065,113.49
  Recoveries from Prior Month Charge-Offs                                                                                $94,385.70
  Total Principal Losses for Collection Period                                                                        $4,037,241.34
  Charge-off Rate for Collection Period (annualized)                                                                          0.71%
  Cumulative Net Losses for all Periods                                                                              $12,446,381.69


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,206                $35,148,919.39
  61-90 Days Delinquent                                                                           256                 $4,248,008.02
  91-120 Days Delinquent                                                                           97                 $1,814,176.33
  Over 120 Days Delinquent                                                                        168                 $3,289,220.27

  Repossesion Inventory                                                                           270                 $4,841,436.77


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.5646%
  Preceding Collection Period                                                                                               0.4642%
  Current Collection Period                                                                                                 0.7275%
  Three Month Average                                                                                                       0.5854%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.2445%
  Current Collection Period                                                                                                 0.2611%
  Three Month Average                                                                                                       0.2364%













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



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                              12

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $8,046,050.05                         $0.00
  New Advances                                                                           2,485,608.52                          0.00
  Servicer Advance Recoveries                                                            2,172,509.00                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $8,359,149.57                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $26,281.95                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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